Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan, Restricted Stock Unit Award and Option, and Inducement Awards of Applied Therapeutics, Inc., of our report dated April 14, 2025, with respect to the financial statements of Applied Therapeutics, Inc., included in its Annual Report (Form 10-K), for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP New York, New York April 24, 2025